Schedule 14A Information
         Proxy Statement Pursuant to Section 14(a) of the Securities
                      Securities Exchange Act of 1934

Filed by the Registrant                      /X/

Filed by a party other than the Registrant   / /

Check the appropriate box:
                                         / /  Confidential, for Use
/ / Preliminary Proxy Statement          Commission Only (as
/X/ Definitive Proxy Statement           permitted by Rule 14a-6(e)(2))
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                    Advance Capital I, Inc.
           ---------------------------------------------------
           (Name of Registrant as Specified in Its Charter)

                    Kathy J. Harkleroad
           ---------------------------------------------------
           (Name of Person Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount which the filing fee is calculated and state how it was determined):

    (4)   Proposed maximum aggregate value of transaction:

    (5)   Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, of the Form or Schedule and the date of its filing.

      (1)  Amount Previously Paid:

      (2)  Form, Schedule or Registration Statement No.:

      (3)  Filing Party:

      (4)  Date Filed:

                   ADVANCE CAPITAL I, INC.
                      PROXY STATEMENT
   NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS OF THE BOND FUND
                To Be Held on March 8, 1999
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     The Special Meeting of the Class B (Bond Fund) shareholders of
ADVANCE CAPITAL I, INC. (the Company), will be held at the Company's headquarters, One Towne Square Suite 444, Southfield, Michigan on March 8, 1999 at 10:00 A.M. (Eastern Standard Time). The following matters will be acted upon at that time:

     1. To approve or disapprove a modification of the Investment Objectives and Policies of the Bond Fund.

	 Shareholders of record at the close of business on January 15, 1999, are entitled to notice thereof and to vote at the meeting.






                              By Order of the Board of Directors

                              Kathy J. Harkleroad, Secretary


One Towne Square, Suite 444
Southfield, Michigan 48076
February 5, 1999
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                     YOUR VOTE IS IMPORTANT

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. SHAREHOLDERS ARE URGED TO DESIGNATE THEIR CHOICES ON EACH OF THE MATTERS TO BE ACTED UPON AND TO SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE POSTAGE PAID ENVELOPE PROVIDED. IF YOU GIVE NO VOTING INSTRUCTIONS, YOUR SHARES WILL BE VOTED IN FAVOR OF THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT.



                   ADVANCE CAPITAL I, INC.
                     PROXY STATEMENT
         FOR THE SPECIAL MEETING OF SHAREHOLDERS
                TO BE HELD ON MARCH 8, 1999

                      INTRODUCTION

     This proxy statement is furnished in connection with the solicitation by the Board of Directors (the Board) of Advance Capital I, Inc. (the Company) of proxies to be voted at the Special Meeting of Shareholders (the Meeting) of Class B of the Company's stock to be held at the Company's headquarters, One Town Square Suite 444, Southfield, Michigan, on March 8, 1999 at 10:00 A.M. (Eastern Standard Time), and at any adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

     The cost of soliciting proxies will be borne by the Company. In addition, certain Officers and Directors of the Company and of Advance Capital Management, Inc. the Company's investment adviser (none of whom will receive additional compensation thereof) may solicit proxies in person or by telephone or mail.

     The Board of Directors has authorized the reinstatement of the 12b-1 fee with respect to the Bond Fund. This fee, which permits the Fund to spend up to .25% of its average daily net assets for activities primarily intended to result in sales of shares, had previously been suspended. If the Proposal is approved, shareholders of the Bond Fund are hereby notified that the 12b-1 fee will be reinstated.

     All shares represented by the enclosed proxy will be voted in the manner specified therein, and if no specification is made, such shares will be voted to approve Proposal (1). The vote of a majority of the outstanding voting securities is necessary to approve the Proposal. A "majority" is defined by the Investment Company Act of 1940 as the vote, "(A) of 67 per centum or more of the voting securities present at such meeting, if the holders of more than 50 per centum of the outstanding voting securities of such company are present or represented by proxy; or (B) of more than 50 per centum of the outstanding voting securities of such company whichever is the less." Abstentions are counted for purposes of determining whether a quorum is present, but do not represent votes cast with respect to any Proposal.

     Execution of the enclosed proxy will not affect a shareholder's right to attend the meeting and vote in person, and a shareholder giving a proxy has the power to revoke it (by written notice to the Company at P.O. Box 3144, Southfield, Michigan 48037, execution of a subsequent proxy, or oral revocation at the meeting) at any time before it is exercised.

     Each Company share and each fractional share outstanding at the close of business on January 15, 1999, is entitled to one vote for each full share held and a fractional vote for each fractional share held on each matter. As of January 15, 1999, 350,781 Class B shares with a $.001 par value, were outstanding.

     As of January 15, 1999 the following individuals were known to own of record or beneficially 5 percent or more of the outstanding shares of the Class B shares of the Company:


Classes         Name and Address          Shares      Percent
-------         ----------------          ------      -------
Class B         William E. Ross           23,009      6.5%
                586 Robin Hood Lane
                Grayling, MI 49728-9382

                Jack M. Carter            19,999      5.7%
                365 Sand Point
                Mead, OK  73449


                            PROPOSAL 1:

MODIFICATION OF THE INVESTMENT OBJECTIVES AND POLICIES WITH RESPECT TO
                            THE BOND FUND

     The Board of Directors has voted to present to the shareholders a modification of the investment objectives and investment policies of the Bond Fund. The Board believes that the proposed modifications will operate to the benefit of the Company and the shareholders in that Fund.

The Investment Objectives of the Bond Fund currently reads:

     The BOND FUND seeks to provide investors with a high level of current interest income consistent with relative stability of principal and liquidity. In pursuit of this objective, the BOND FUND will invest in debt securities rated no lower than A3 by Moody's Investors Service, Inc. (Moody's) or A- by Standard & Poor's Corporation (S&P) and in U.S. Government obligations and other debt securities of the types listed under OTHER INVESTMENT POLICIES.
The average weighted maturity of the portfolio securities will be between 3 and 10 years. There is no assurance that the Fund will achieve its investment objectives.

The proposed Investment Objectives would read:
----------------------------------------------

     The BOND FUND seeks to provide investors with the highest level of current income without undue risk of principal. The Fund seeks to achieve these objectives by investing in a broad range of fixed income investments, including investment grade corporate bonds, securities issued or guaranteed by the U.S. government and high yield bonds. The value of the debt securities may be affected by changing credit ratings or changes in interest rates. In addition, certain industry events or changes in market sentiment can also affect the value of the securities in the portfolio.

     The average weighted maturity of the portfolio securities in the BOND FUND will typically be between 5 and 25 years. The BOND FUND seeks to maximize income with respect to a portion of its assets. Such maximum return is ordinarily associated with high yield, high risk bonds and similar securities in the lower rating categories of the recognized rating agencies. Such high yield, high risk or "junk bonds" generally involve greater price volatility as well as risk of principal and income than do bonds in the higher rating categories. High yield bonds are considered predominately speculative. See INVESTMENT RISKS OF LOWER RATED SECURITIES. There is no assurance that the Fund will achieve its investment objectives.

The investment policies of the Bond Fund currently read:

     The Bond Fund will invest at least 65% of its assets in corporate or U.S. Government bonds. The remainder of the Bond Fund may be invested in the following types of securities: preferred stocks, U.S. Government agency securities, U.S. Government obligations and money market instruments (See OTHER INVESTMENT POLICIES for definitions of these types of securities). At no time will more than 50 percent of the assets be invested in obligations issued or guaranteed by the U.S. Government.

     The Bond Fund will invest in corporate debt obligations and preferred stock rated no lower than A3 by Moody's or A- by S&P.
If the quality rating criteria are met at the time of investment, a later decline in the rating by either or both of the rating agencies shall not be a violation of the investment policies of the Bond Fund. At no time will bonds rated below BBB- by S&P and Baa3 by Moody's be held in the Bond Fund. The Investment Adviser supplements the rating and the maturity information with internal credit analysis and security research. These analyses take into consideration such factors as a corporation's present and potential liquidity, profitability, internal capability to generate funds, and adequacy of capital. Unrated obligations will be considered, if based on the Investment Adviser's analysis of the financial merits of the obligations, it concludes they are of comparable investment quality to the rated instruments. No more than 5% of the portfolio may consist of unrated obligations.

     When, in the opinion of the Investment Adviser, a defensive investment posture is warranted, the Bond Fund may invest temporarily and without limitation in high-grade, short-term money market instruments.

     The Bond Fund's average weighted maturity will be adjusted according to the interest rate outlook. During periods of anticipated rising interest rates and falling bond prices, a shorter average maturity may be adopted to cushion the effect of price declines on the Bond Fund's net asset value. When rates are expected to fall and bond prices rise, a longer average maturity may be expected. An adjustment in the average maturity of the Bond Fund holdings, due to anticipated changes in interest rates, may cause an increase in portfolio turnover and may result in an increase in expenses to the Bond Fund.

The Proposed Investment Policies of the Bond Fund would read:
-------------------------------------------------------------

     The Bond Fund will invest at least 65 percent of its assets in corporate or U.S. Government bonds. The Fund can invest as much as 45 percent of the portfolio in lower rated, high-yielding securities and as much as 25 percent of the portfolio in mortgage backed securities guaranteed by the U.S. government. The Fund may also invest in the following types of securities: preferred stocks, mortgage or asset backed securities not issued or guaranteed by the U.S. government or its agencies and money market instruments (See OTHER INVESTMENT POLICIES for definitions of these types of securities). At no time will more than 50 percent of the assets be invested in obligations issued or guaranteed by the U.S. Government.

     The Bond Fund will not invest in investment grade corporate or U.S. Government issued or guaranteed bonds, preferred stocks or mortgage or asset backed securities not guaranteed by the U.S. government or its agencies that are rated lower than Baa3 by Moody's or BBB- by S&P at the time of purchase. The Fund may invest as much as 45 percent of the portfolio in lower rated, high-yielding securities, rated between Ba1 and B2 by Moody's or between BB+ and B by S&P, which may provide poor protection for payment of principal and interest. These bonds are commonly referred to as high yield or "junk bonds". If the quality rating criteria are met at the time of investment, a later decline in the rating by either or both of the rating agencies shall not be a violation of the investment policies of the Bond Fund.
In the event that a security held by the Bond Fund is downgraded below B3 by Moody's and B- by S&P, the Fund may continue to hold such security until such time as the investment adviser deems it advantageous to dispose of the security. See "Investment Risks of Lower Rated Securities". The Investment Adviser supplements the rating and the maturity information for the Bond Fund in a manner similar to that for the Retirement Income Fund. Unrated obligations will be considered, if based on the Investment Adviser's analysis of the financial merits of the obligations, it concludes they are of comparable investment quality to the rated instruments. No more than 5 percent of the portfolio may consist of unrated obligations. When, in the opinion of the Investment Adviser, a defensive investment posture is warranted, the Bond Fund may invest temporarily and without limitation in high-grade, short-term money market instruments.

     The Bond Fund has a flexible investment policy which allows the Investment Adviser to adjust the maturity and the quality of the securities held in the portfolio. The average weighted maturity will be adjusted according to the interest rate outlook in a manner similar to the Retirement Income Fund as described above. The mix of the quality of the securities held in the portfolio will similarly be adjusted by the Investment Adviser. The degree to which the Bond Fund holds high yield, high risk securities will be based on the Adviser's forecast of the economy and its judgment concerning the comparative value of high yield, high risk securities and higher quality issues. Any adjustment in the maturity or the quality of the Bond Fund holdings may cause an increase in portfolio turnover and may result in an increase in expenses to the Fund.

                    ADVANCE CAPITAL I, INC.
      One Towne Square, Suite 444, Southfield, Michigan 48076

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                  (For the shareholders of the Bond Fund)

   The undersigned hereby appoints John C. Shoemaker and Robert J. Cappelli as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all shares of common stock of the Bond Fund held of record by the undersigned on January 15, 1999, at the Special Meeting of Shareholders of the Company to be held on Monday, March 8, 1999 or any adjournment thereof, with respect to the matters set forth below and described in the Notice of Special Meeting and Proxy Statement dated
February 5, 1999.

   This Proxy, when properly executed, will be voted in the manner directed herein by the shareholder. If no direction is made, this proxy will be voted FOR all proposals.

   Please sign exactly as name appears hereon. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign partnership name by authorized person. When signing as trusee, please give full title as such.

                                         Dated:            , 1999
                                               ------------

                                         ----------------------------
                                         Signature

                                         ----------------------------
                                         Signature (If Joint Account)

                                         ----------------------------
                                         Title (If Applicable)

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INSTRUCTIONS:
1. Cast your vote by checking the appropriate boxes below.  If you do not check a box, your vote will be cast FOR the proposal.
2. Sign and date the PROXY.
3. Please return the signed PROXY promptly using the enclosed postage paid envelope.
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                                                  FOR   AGAINST  ABSTAIN
1. To approve or dissapprove a modification
   of the Investment Objectives and Policies
   of the Bond Fund.                              / /     / /      / /

   I authorize the Proxies, in their discretion, to vote upon such other business as may properly come before this meeting or any adjournment thereof.